UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                November 22, 1995


                        EQUITABLE CAPITAL PARTNERS, L.P.
      (Exact name of registrant as specified in its governing instruments)

            Delaware                                 13-3486615
(State or other jurisdiction of          (IRS Employer Identification No.)
 incorporation or organization)


                         1345 Avenue of the Americas
                           New York, New York 10105
           (Address of principal executive office and zip code)

Registrant's telephone number, including area code:  (212)  969-1000





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Item 5.  Sale of Shares of Common Stock of Lexmark
                  International Group, Inc.

         On November 21, 1995, Lexmark International Group, Inc. ("Lexmark") (formerly Lexmark Holding, Inc.) completed the initial public offering of shares of common stock held by certain existing shareholders of Lexmark. After a fifteen to one stock split, Equitable Capital Partners, L.P. (the "Fund") held 1,859,803 shares of Lexmark common stock. The Fund sold 532,327 shares in the offering representing 28.6% of the shares held by the Fund for total net proceeds of $10,034,363.95. The initial cost of the shares sold by the Fund was $3,548,846.67.

         The public offering price was $20.00 per share; the underwriters' discount was 5.75%. The shares of Lexmark common stock are listed on the New York Stock Exchange under the symbol LXK.

         The Fund holds 1,327,476 shares of Lexmark common stock, which is approximately 71.4% of its investment after the stock split. These shares are subject to a 180-day lock-up agreement with the underwriters, during which period the Fund cannot publicly sell any of its remaining shares. For that reason, during the lock-up period, these shares will be valued on the books of the Fund at 90% of the closing price of Lexmark common stock on the last business day of each quarter.

         In addition to the Fund, Equitable Capital Partners (Retirement Fund), L.P., the Equitable Deal Flow Fund, L.P., Equitable Capital Private Income and Equity Partnership II, L.P. and The Equitable Life Assurance Society of the United States each sold 28.6% of their shares of Lexmark common stock in the initial public offering.

         Donaldson, Lufkin & Jenretts Securities Inc. ("DLJ") was a co-managing underwriter of the initial public offering of Lexmark common stock. DLJ is a "related person" of the Fund and Equitable Capital Partners (Retirement Fund), L.P., within the meaning of such term under the Investment company Act of 1940. DLJ, the Fund and Equitable Capital Partners (Retirement Fund), L.P. obtained an exemptive order from the Securities and Exchange Commission to permit DLJ to participate as an underwriter in the offering. Investment Company Act Release No. 211486 (November 9, 1995).


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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 22th day of November, 1995.


                                                EQUITABLE CAPITAL PARTNERS, L.P.

                                          By:   Alliance Corporate Finance Group
                                                Incorporated
                                                As Managing General Partner


Date:  November 22, 1995                  By:
                                                Frank Savage
                                                Chairman of the Board


Date:  November 22, 1995                  By:
                                                Laura Mah
                                                Vice President and
                                                Chief Accounting Officer